Exhibit 99.1

NEUEHEALTH REPORTS SECOND QUARTER 2025 RESULTS

•Delivered strong second quarter financial results, reflecting the continued success of consumer-centric care model and ability to create value for consumers, payors, and providers across the industry
•Drove positive Adjusted EBITDA for the sixth consecutive quarter, placing the company in a strong position to drive long-term, sustainable growth this year and beyond
•Served approximately 694,000 consumers, an increase of 45% over the second quarter of 2024

DORAL, Fla. (August 7, 2025) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its second quarter ended June 30, 2025.

“We are pleased to report another strong quarter of financial results as we continue to build on the momentum we have established across our business this year,” said Mike Mikan, President and CEO of NeueHealth. “We delivered our sixth consecutive quarter of Adjusted EBITDA profitability, and we are continuing to see strong performance across product categories, including the ACA Marketplace, Medicare, and Medicaid. In the second quarter and beyond, we are focused on advancing our end-to-end, value-based care enablement platform that will power the future of our company, supporting clinical, financial, and administrative functions to create a more aligned and coordinated care experience for all.”

Key Metrics

	As of June 30,
	2025	2024
Consumer and Patient Metrics
Value-Based Consumers served	546,000	364,000
Enablement Services Lives	148,000	113,000

	Three Months Ended		Six Months Ended
($ in thousands)	June 30,		June 30,
	2025	2024	2025	2024
Financial Metrics
Revenue	$209,082	$225,991	$424,869	$471,086
Net Loss	$(1,548)	$(57,698)	$(12,396)	$(61,875)
Net Income (Loss) from Continuing Operations	$6,838	$(39,259)	$5,400	$(33,571)
Adjusted EBITDA (non-GAAP)	$19,020	$3,962	$32,499	$7,618

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above. See table at the end of this release for more detail.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the Company’s website (investors.neuethealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed August 7, 2025 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the

Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 600,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, as well as statements regarding timing, completion, and effects of the transaction contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) entered into by the Company with NH Holdings 2025, Inc. (“Parent”) on December 23, 2024 pursuant to which, if all applicable conditions are satisfied or waived, the Company will become a wholly owned subsidiary of Parent (the “Transaction”). Parent is indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”). These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the Transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the Transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the Transaction; the risk that our stock price may decline significantly if the Transaction is not consummated; certain restrictions during the pendency of the Transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the Transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; expectations and outcomes related to the Merger Agreement; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the Transaction or corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate medical expenses; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; the impact of changes to federal funding for government healthcare programs; our ability to manage any growth of our business; our ability to operate, update or implement our technology platforms and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; the outcome of threatened or pending litigation and risks of future legal disputes; the impacts resulting from new (or change to existing) laws, regulations and executive actions; our ability to mitigate risks associated with our ACO REACH and related businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$131,618	$83,295
Short-term investments	13,946	9,871
Accounts receivable, net of allowance of $55 and $27, respectively	53,074	36,594
ACO REACH performance year receivable	321,596	95,075
Current assets of discontinued operations	89,804	173,006
Prepaids and other current assets	29,844	36,807
Total current assets	639,882	434,648
Other assets:
Long-term investments	—	—
Property, equipment and capitalized software, net	11,664	11,240
Intangible assets, net	66,088	71,064
Other non-current assets	26,055	27,431
Total other assets	103,807	109,735
Total assets	$743,689	$544,383
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$97,837	$124,360
Accounts payable	5,317	6,298
Short-term borrowings	1,000	2,000
ACO REACH performance year obligation	248,465	—
Current liabilities of discontinued operations	333,799	344,651
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	27,651	29,738
Other current liabilities	70,362	79,200
Total current liabilities	908,412	710,228
Long-term borrowings	212,433	202,614
Other liabilities	15,899	17,649
Total liabilities	1,136,744	930,491
Commitments and contingencies
Redeemable noncontrolling interests	55,729	48,580
Redeemable Series A preferred stock, 0.0001 par value; 750,000 shares authorized in 2025 and 2024; 750,000 shares issued and outstanding in 2025 and 2024	747,481	747,481
Redeemable Series B preferred stock, 0.0001 par value; 175,000 shares authorized in 2025 and 2024; 175,000 shares issued and outstanding in 2025 and 2024	172,936	172,936
Shareholders’ equity (deficit):
Common stock, 0.0001 par value; 3,000,000,000 shares authorized in 2025 and 2024; 9,024,240 and 8,320,959 shares issued and outstanding in 2025 and 2024, respectively	1	1
Additional paid-in capital	3,107,121	3,099,423
Accumulated deficit	(4,464,323)	(4,442,529)
Accumulated other comprehensive loss	—	—
Treasury stock, at cost, 31,526 shares at December 31, 2025 and 2024	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,369,201)	(1,355,105)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$743,689	$544,383

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Capitated revenue	$82,532	$64,005	$163,519	$125,471
ACO REACH revenue	115,339	149,802	239,379	321,613
Service revenue	10,420	12,076	20,254	23,691
Investment income	791	108	1,717	311
Total revenue	209,082	225,991	424,869	471,086
Operating expenses:
Medical costs	146,410	177,681	307,304	374,555
Operating costs	44,860	70,470	93,533	137,231
Intangible assets impairment	—	11,411	—	11,411
Depreciation and amortization	3,555	3,978	7,114	8,540
Total operating expenses	194,825	263,540	407,951	531,737
Operating income (loss)	14,257	(37,549)	16,918	(60,651)
Interest expense	6,878	4,110	13,515	7,040
Warrant expense (income)	562	(2,213)	(2,087)	(4,285)
Gain on troubled debt restructuring	—	—	—	(30,311)
Income (Loss) from continuing operations before income taxes	6,817	(39,446)	5,490	(33,095)
Income tax (benefit) expense	(21)	(187)	90	476
Net income (loss) from continuing operations	6,838	(39,259)	5,400	(33,571)
Loss from discontinued operations, net of tax	(8,386)	(18,439)	(17,796)	(28,304)
Net Loss	(1,548)	(57,698)	(12,396)	(61,875)
Net income from continuing operations attributable to noncontrolling interests	(8,507)	(932)	(9,398)	(12,669)
Series A preferred stock dividend accrued	(10,981)	(10,422)	(21,710)	(20,716)
Series B preferred stock dividend accrued	(2,465)	(2,338)	(4,872)	(4,648)
Net loss attributable to NeueHealth, Inc. common shareholders	$(23,501)	$(71,390)	$(48,376)	$(99,908)

Basic and loss income per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(1.68)	$(6.42)	$(3.49)	$(8.77)
Discontinued operations	(0.94)	(2.23)	(2.04)	(3.46)
Basic and diluted loss per share	(2.62)	(8.65)	(5.53)	(12.23)

Basic and diluted weighted-average common shares outstanding	8,978	8,253	8,750	8,166

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,396)	$(61,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,114	8,540
Impairment of intangible assets	—	11,411
Share-based compensation	7,497	37,407
Payment-In-Kind (“PIK”) Interest	8,952	—
Gain on troubled debt restructuring	—	(30,311)
Net accretion of investments	(202)	(72)
Loss on disposal of property, equipment, and capitalized software	87	595
Other, net	1,029	(469)
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(16,480)	(4,872)
ACO REACH performance year receivable	(226,521)	(309,639)
Other assets	9,567	(7,889)
Medical cost payable	(31,421)	(35,998)
Risk adjustment payable	(4,996)	(4,155)
Accounts payable and other liabilities	(12,483)	(14,387)
Unearned revenue	—	(11)
Warrant liability	(2,087)	8,978
ACO REACH performance year obligation	248,465	325,599
Net cash used in operating activities	(23,875)	(77,148)
Cash flows from investing activities:
Purchases of investments	(8,224)	(9,544)
Proceeds from sales, paydown, and maturities of investments	4,388	2,581
Purchases of property and equipment	(2,653)	(877)
Proceeds from sale of business, net	61,139	197,121
Net cash provided by investing activities	54,650	189,281
Cash flows from financing activities:
Proceeds from long-term borrowings	—	52,411
Repayments of short-term borrowings	(1,000)	(273,636)
Distributions to noncontrolling interest holders	(2,249)	(4,730)
Net cash used in financing activities	(3,249)	(225,955)
Net increase (decrease) in cash and cash equivalents	27,526	(113,822)
Cash and cash equivalents – beginning of year	$185,405	$375,280
Cash and cash equivalents – end of period	$212,931	$261,458

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2025	2024	2025	2024

Revenue:
Capitated revenue	$81,407	$64,005	$162,394	$125,471
Service revenue	6,874	9,803	13,138	19,333
Investment income	120	21	477	21
Total unaffiliated revenue	88,401	73,829	176,009	144,825
Affiliated revenue	3,227	3,156	6,136	5,783
Total segment revenue	91,628	76,985	182,145	150,608
Operating expenses
Medical Costs	36,723	33,579	74,241	61,015
Operating Costs	28,936	34,676	56,146	67,265
Intangible assets impairment	—	11,411	—	11,411
Depreciation and amortization	2,757	3,221	5,539	7,007
Total operating expenses	68,416	82,887	135,926	146,698
Operating income (loss)	$23,212	$(5,902)	$46,219	$3,910

NeueSolutions
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2025	2024	2025	2024

Revenue:
Capitated revenue	$1,125	$—	$1,125	$—
ACO REACH revenue	115,339	149,802	239,379	321,613
Service revenue	3,546	2,273	7,116	4,358
Total segment revenue	120,010	152,075	247,620	325,971
Operating expenses
Medical Costs	112,914	147,258	239,199	319,323
Operating Costs	4,542	4,420	8,859	9,183
Total operating expenses	117,456	151,678	248,058	328,506
Operating (loss) income	$2,554	$397	$(438)	$(2,535)

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, depreciation and amortization, transaction costs, share-based and other long-term compensation expense, impact of troubled debt restructuring, restructuring and contract termination costs, impairment of goodwill and long-lived assets, losses related to the bankruptcy of one of our ACO REACH partners, impact of classifying certain of our operations as held-for-sale, and changes in the fair value of derivatives. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call and related materials as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net Loss	$(1,548)	$(57,698)	$(12,396)	$(61,875)
Loss from Discontinued Operations	8,386	18,439	17,796	28,304
EBITDA adjustments from continuing operations
Interest expense	6,878	4,110	13,515	7,040
Income tax expense	(21)	(187)	90	476
Depreciation and amortization (g)	3,555	3,484	7,114	7,551
Transaction costs (a)	(1,011)	844	602	1,965
Share-based and other long-term incentive compensation expense (b)	2,012	21,236	7,658	39,862
Gain on troubled debt restructuring	—	—	—	(30,311)
Change in fair value of warrant liability (c)	562	(2,213)	(2,087)	(4,285)
Restructuring and contract termination costs (d)	207	239	207	181
Held-for-sale operations (e)	—	16,671	—	18,294
ACO REACH care partner bankruptcy (f)	—	(963)	—	285
Impairment of goodwill and long-lived assets	—	—	—	131
EBITDA adjustments from continuing operations	$12,182	$43,221	$27,099	$41,189
Adjusted EBITDA	$19,020	$3,962	$32,499	$7,618

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes $0.1 million and $0.2 million of compensation expense that was recognized for the cancellation of P-Unit Awards in relation to our purchase of the minority interest in Centrum for the three and six months ended June 30, 2025. There was no equivalent compensation expense included for the three and six months ended June 30, 2024.
(c)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(d)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(e)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale that were subsequently sold in November 2024.
(f)Represents the costs incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(g)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in their entirety as described in (e).

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Cost Ratio	21.5%	31.1%	22.0%	29.1%
Impact of share-based and other long-term incentive compensation expense (a)	(1.0)%	(9.4)%	(1.8)%	(8.5)%
Impact of held-for-sale operations (b)	0.0%	(3.7)%	0.0%	(3.1)%
Impact of transaction related costs (c)	0.5%	(0.4)%	(0.1)%	(0.4)%
Adjusted Operating Cost Ratio	21.0%	17.6%	20.1%	17.1%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes $0.1 million and $0.2 million of compensation expense that was recognized for the cancellation of P-Unit Awards in relation to our purchase of the minority interest in Centrum for the three and six months ended June 30, 2025. There was no equivalent compensation expense included within for the three and six months ended June 30, 2024.
(b)Represents the impact of revenue and operating costs related to our operations classified as held-for-sale beginning in the second quarter of 2024. The sale was completed in November 2024.
(c)Transaction related costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.